Exhibit 10.10

SHINJU
JAPANESE WHISKY

SHINJU SPIRITS INC – STANDARD DISTRIBUTION AGREEMENT

1. Agreement Between:

Shinju Spirits Inc., incorporated and registered in USA with Tax ID 83-3773928 whose registered office is Shinju Spirits Inc., 1351-B U St. NW, Washington, DC 20009, USA (the Supplier); and

Weisshaus Shop GmbH, incorporated and registered in Austria with duty number ATV2343560013 whose registered office is at Weisshaus 27a, A-6600 Pinswang (the Distributor).

Whereby Shinju Spirits Inc appoints Weisshaus Shop GmbH for distribution of the products in the named Territory.

2. Territory:

- Defined as Austria for trade clients
  - Private clients OK elsewhere until/unless it causes issues for Shinju partners in other markets
- Neither will The Distributor sell outside the Territory nor inside the Territory for resale outside the Territory.

3. Term & Termination:

- Commencement Date shall be 1st July 2022
- The initial duration of the agreement will be for 1 year and will be reviewed at the end of each 12-month period by both parties.

This agreement may be terminated:

- By either party, giving the other party 3 months' notice at any time
  - Unless otherwise agreed by mutual consent
- By either party upon written notice to the other in the event the other shall file a petition in bankruptcy or make an assignment for the benefit of creditors or in an involuntary petition in bankruptcy should be filed against the other or if a receiver should be appointed for any or all of its property or assets

On the expiration or termination of this agreement for any reason

- The Distributor must pay to Shinju Spirits Inc all outstanding items within 30 (thirty) days of the date of termination
- Shinju Spirits Inc must buy all remaining stock from the Distributor at original cost + any other reasonable costs incurred

4. Products, Pricing and Payment Terms:

Product	Pack Size	ABV	Price per Bottle	Incoterms
Shinju Japanese Whisky	700ml	40%	USD $14	EXW from NL
Shinju 8-Year-Old	700ml	40%	USD $30	
Shinju 12-Year-Old	700ml	40%	USD $40	
Shinju 15-Year-Old	700ml	40%	USD $50	
Shinju 20-Year-Old	700ml	40%	USD $ tbc	

- Payment terms to be as follows:
  - 1st Order – Proforma in advance
  - 2nd & subsequent orders – 30 days credit from date of invoice
  - Date of invoice to be date that stock arrives with the Distributor in the territory.
  - Minimum order = 1 pallet, 80 cases, 480 bottles (Pallet can be a mix of above SKUs)

SHINJU
JAPANESE WHISKY

5. **Reporting:**

- The Distributor will provide SSI with quarterly depletion reports which will have at the minimum information on:
  - Volume sales in that month (and year-to-date) by sales channel & Key Customer
  - A&P expenditure in that month (and year-to-date)
- After an initial 12 month period, the reports will be sent monthly

6. **Brand Growth Planning:**

- SSI and The Distributor will work together to create an annual growth plan for the brand by sales channel
  - To support new listings across all channels, maximise brand awareness & trial and drive volume
- SSI will contribute A&P equivalent to 10% of Net Sales Value. (Purchases made from SSI by The Distributor)
  - Additional brand investment/growth opportunities to be agreed as & when they arise – collaborative & flexible approach to A&P investment to fuel brand growth in the market.
- On top of this, SSI will
  - Hire a Brand Development Manager to help drive brand growth across the EMEA region
  - Drive brand awareness through digital marketing channels (website, Instagram, FB etc.)
  - Visit the market to engage with distributor teams, support key events & customers etc.
  - Develop & supply branded POS & Merchandise to support growth plans above

7. **Obligations of The Distributor:**

- The Distributor shall be responsible for advertising and promoting the Products in the Territory in accordance with the agreed Brand Growth Plan above.
- The Distributor shall be licensed to use the trademarks and trade names of the Supplier but only for the purposes of selling the Products in the Territory.
- The Distributor shall ensure that any website that it uses for the sale of the Products meets all relevant legal requirements and presents the Products in accordance with the quality brand image of the Products. (Accepting that some online retailers take their own pics of products as a matter of policy)
- The Distributor will purchase the Product exclusively from SSI and shall not, without the express written consent of the Supplier, deal with Competing Goods on an exclusive import/distribution basis.
  - Defined initially as any other Japanese Whisky.
- The Distributor shall, at all times, conduct its efforts in hereunder in strict accordance with all local and state laws and regulations and with the highest commercial standards
- The Distributor will store the Product in such facilities and conditions as is appropriate for ensuring that the Product remains free from spoilage or contamination and remains suitable for use for the maximum shelf life
- The Distributor will maintain sufficient stock levels to satisfy foreseeable demand

8. **Governing Law:**

This Agreement will be governed by the laws of USA and the courts of USA will have exclusive jurisdiction to settle any dispute or claim relating to any aspect of this Agreement, which will be heard in English

Signed by Ryan Dolder, CEO for and on behalf of Shinju Spirits Inc.		Date
Signed by Andreas Osler for and on behalf of Weisshaus Shop		Date 06-07-22

WEISSHAUS SHOP
Weisshaus Shop GmbH
Weisshaus 27a, 6600 Pinswang
Tel. 05677 / 531559
www.weisshaus.at
UID-Nr. ATU74710048